[LOGO OF CARVER BANCORP, INC.]            FOR IMMEDIATE
                                                                   RELEASE


        Contact:  David Lilly / Ruth Pachman        William Gray
                  Kekst and Company                 Carver Bancorp, Inc.
                  (212) 521-4800                    (212) 360-8840

             CARVER BANCORP, INC. ANNOUNCES FISCAL YEAR 2004 RESULTS

     REPORTS EPS OF $0.42 AND $1.87 FOR THE FOURTH QUARTER AND FISCAL YEAR,
               RESPECTIVELY ANNOUNCES QUARTERLY DIVIDEND OF $0.05

NEW YORK, NEW YORK, APRIL 30, 2004 - Carver Bancorp, Inc. (the "Company" or "Carver") (AMEX: CNY), the holding company for Carver Federal Savings Bank (the "Bank"), today announced its results of operations for the three- and twelve-month periods ended March 31, 2004 ("fiscal 2004").

The Company reported diluted earnings per share of $1.87 for fiscal 2004 compared to $1.52 for the same period last year, an increase of 23%. Net income available to common stockholders for fiscal 2004 increased $1.0 million, or 27.8%, to $4.6 million compared to $3.6 million for the same period last year. Net income available to common stockholders for the fourth quarter of fiscal 2004 was relatively unchanged at $1.0 million, compared to the same period last year which resulted in the Company reporting diluted earnings per share of $0.42, also unchanged from the same period last year.

Commenting on the Company's fiscal 2004 results, President and Chief Executive Officer Deborah C. Wright stated: "Fiscal 2004 was another successful year for Carver. Once again the Company has reported strong earnings growth and continued momentum in increasing franchise value through the expansion of our loan and deposit portfolios. These results have been accomplished in an economic environment evidenced by continuing unemployment in our markets and extraordinarily high mortgage loan and mortgage-backed securities repayments as interest rates have remained at 40 year lows. As such, margin compression continues to be a challenge for the banking industry and the Company. Nevertheless, Carver continues to achieve increased earnings while maintaining strong asset quality."

Commenting on the Company's growth strategy, Ms. Wright continued: "As Carver has proven its ability to produce consistent earnings momentum and increased capital, the Company is now accelerating its expansion strategy to grow its core franchise. In the last 12 months Carver has opened two 24/7 ATM centers in Harlem and a new branch at Jamaica Center in Queens. Importantly, the Company announced an agreement to acquire Independence Federal Savings Bank in Washington, D.C., which is expected to close by December 31, 2004. In addition, plans are underway for two new branches in the next twelve months, one at Atlantic Terminal in Fort Greene, Brooklyn and the other in Harlem. Customer response to our new 24/7 ATM centers and Jamaica Center branch has been very positive and we are pleased that Carver's expansion has been met with such enthusiasm in our neighborhoods."


Financial highlights for the three-month period ended March 31, 2004 compared to March 31, 2003, unless otherwise indicated, include:

         o Net interest income decreased $396,000, or 8.1%, to $4.5 million from $4.9 million.
         o Non-interest income increased $243,000, or 32.8%, to $984,000 from $741,000.
         o Non-interest expense remained relatively unchanged at $3.8 million.
         o Total assets increased $9.3 million, or 1.7%, to $538.8 million from $529.6 million at December 31, 2003.
         o Total loans receivable, net, increased $14.8 million, or 4.4%, to $351.9 million from $337.1 million at December 31, 2003.
         o Investment securities decreased $10.3 million, or 6.9%, to $139.9 million from $150.2 million at December 31, 2003.
         o Total deposits increased $5.4 million, or 1.5%, to $373.7 million from $368.3 million at December 31, 2003.
         o Total borrowings decreased $6.0 million, or 5.5%, to $104.3 million from $110.3 million at December 31, 2003.
         o Stockholders' Equity increased $1.3 million, or 3.1%, to $44.6 million from $43.3 million at December 31, 2003.

Financial highlights for the twelve-month period ended March 31, 2004 compared to March 31, 2003 include:

         o Net interest income decreased $872,000, or 4.7%, to $17.5 million from $18.4 million.
         o Non-interest income increased $2.1 million, or 66.9%, to $5.3 million from $3.2 million.
         o Non-interest expense increased $776,000, or 5.3%, to $15.5 million from $14.7 million.
         o Total assets increased $29.0 million, or 5.7%, to $538.8 million from $509.8 million.
         o Total loans receivable, net, increased $59.2 million, or 20.2%, to $351.9 million from $292.7 million.
         o Investment securities decreased $25.7 million, or 15.5%, to $139.9 million from $165.6 million.
         o Total deposits increased $26.5 million, or 7.6%, to $373.7 million from $347.2 million.
         o Total borrowings decreased $4.7 million, or 4.3%, to $104.3 million from $109.0 million.
         o Stockholders' Equity increased $3.6 million, or 8.7%, to $44.6 million from $41.1 million.

The Board has declared a $0.05 per share dividend for the quarter ended March 31, 2004. The dividend is payable on May 24, 2004 to holders of record at the close of business on May 10, 2004.

INCOME STATEMENT HIGHLIGHTS

Fourth Quarter Results
----------------------
Net income available to common stockholders was relatively unchanged at $1.0 million, compared to the same period last year. This is the net result of an increase in non-interest income of $243,000 and lower income tax expense of $168,000 offset by a decrease in net interest income of $396,000.

Net interest income before the provision for loan losses decreased by $396,000, or 8.1%, to $4.5 million compared to $4.9 million for the same period last year. Interest income declined $468,000, or 6.6%, compared to the same period last year. Partially offsetting the decline in interest income was a decrease in interest expense of $72,000, or 3.2%. Interest income decreased primarily as a result of the lower interest rate environment compared to the same period last year, which has decreased yields on interest earning assets. Interest expense benefited from the lower interest rate environment and the Bank's periodic adjustment of certain deposit rates.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income increased $243,000, or 32.8%, to $984,000 compared to $741,000 for the same period last year. This increase was primarily due to a $160,000 increase in loan fees and service charges, which reflected higher mortgage prepayment penalties related to refinancing activity. As part of the management of its interest rate risk profile the Company sold certain fixed rate one- to four-family mortgage loans during the quarter which generated a net gain on sale of loans of $60,000.

Non-interest expense remained unchanged at $3.8 million. While employee compensation and benefits increased moderately by $26,000, or 1.3%, compared to the same period last year. The prior year quarter contained an additional $195,000 in bonus expenses which was accrued mostly in the fourth quarter compared to fiscal 2004 where the accrual was made evenly over each quarter. Net occupancy expense increased 82,000, or 26.6%, to 390,000 compared to $308,000 for the same period last year primarily due to the opening of new 24/7 ATM centers and our recently opened Jamaica Center branch. Partially offsetting these increases were reductions of $62,000 and $47,000 in equipment expense and other non-interest expense, respectively.

Income before taxes decreased $152,000, or 8.5%, to $1.6 million compared to $1.8 million for the same period last year. Income taxes decreased $168,000, or 23.5%, to $547,000 compared to $715,000 for the same period last year primarily due to a reduction in the Company's tax rate following the establishment of a real estate investment trust in February 2003.

Fiscal 2004 Results
-------------------
Net income available to common stockholders increased $1.0 million, or 27.7%, to $4.6 million compared to $3.6 million for the same period last year. The improvement is primarily due to increased non-interest income of $2.1 million and a decrease in the Bank's effective tax rate, resulting in lower income tax expenses of $540,000, partially offset by decreased net interest income of $872,000 and an increase in non-interest expense of $776,000.

Net interest income before the provision for loan losses decreased by $872,000, or 4.7%, to $17.5 million compared to $18.4 million for the same period last year. Interest income declined $1.2 million, or 4.2%, compared to the same period last year. Partially offsetting the decline in interest income was a reduction in interest expense of $284,000, or 3.2%. Interest income decreased primarily as a result of the lower interest rate environment compared to the same period last year, which has decreased yields on interest earning assets. Although interest expense benefited from the lower interest rate environment and the Bank's periodic adjustment of certain deposit rates, an additional $328,000 in interest expense resulted from the debt service costs of the $13 million in subordinated debt raised by Carver through an issuance of trust preferred securities in September 2003.

The Company did not provide for additional loan loss reserves as the Company considers the current overall allowance for loan losses to be adequate.

Non-interest income increased $2.1 million, or 66.9%, to $5.3 million compared to $3.2 million for the same period last year. The change in non-interest income was primarily attributable to a $1.3 million increase in loan fees and service charges, primarily due to higher mortgage prepayment penalties and a $112,000 increase in depository fees and charges, primarily due to increased ATM usage over the same period last year and growth in debit card income. The higher mortgage prepayment penalties were related to refinancing activity. Although their occurrence is unpredictable, the Company does not expect the level and amounts of prepayment penalties to continue in future periods. The increase of $590,000 in other non-interest income resulted primarily from a recovery of $558,000 in mortgage income of which $411,000 was related to the recognition of previously unrecognized mortgage loan income from one problem loan that had been held in escrow pending the resolution of certain mechanics' liens. The remaining $147,000 was from previously unrecognized prepaid mortgage loan income. Additionally, in an effort to reposition its balance sheet and manage interest rate risk, the Company sold investment securities during fiscal 2004 which generated a net gain of $31,000 and sold certain fixed rate one- to four-family mortgage loans during fiscal 2004 which generated a net gain on sale of loans of $118,000.

Non-interest expense increased $776,000, or 5.3%, to $15.5 million compared to $14.7 million for the same period last year. The increase in non-interest expense was primarily due to an increase of $813,000 in employee compensation and benefits expense, resulting from salary increases, new hires and the increased costs of benefits plans. Net occupancy expenses increased $182,000 primarily from new and upgraded 24/7 ATM centers and the Bank's recently opened Jamaica Center branch. These increases were offset by decreases of $124,000 in equipment expense and $95,000 in other non-interest expense primarily due to lower miscellaneous operating expenses offset by higher expenses related to increased shareholder communications and costs related to regulatory compliance.

Income before taxes increased $468,000, or 6.8%, to $7.3 million compared to $6.9 million for the same period last year. Income taxes decreased $540,000, or 17.8%, to $2.5 million compared to $3.0 million for the same period last year primarily due to a reduction in the Company's tax rate following the establishment of a real estate investment trust.

FINANCIAL CONDITION HIGHLIGHTS

At March 31, 2004, total assets increased by $29.0 million, or 5.7%, to $538.8 million compared to $509.8 million at March 31, 2003. The asset growth primarily reflects an increase in total loans receivable, net, of $59.2 million as mortgage loan originations and purchases exceeded mortgage loan repayments. The increase was partially offset by a decrease in total securities of $25.7 million as investments that matured, prepaid or were sold were replaced with new mortgage loans. Management will continue to evaluate the balance of interest earning assets allocated to loan originations and purchases as well as additional purchases of mortgage-backed securities while continuing to assess yields and economic risk.

At March 31, 2004, total liabilities increased by $25.4 million, or 5.4%, to $494.2 million from $468.8 million at March 31, 2003. The increase in liabilities is a result of deposit growth of $26.5 million, the net addition of $12.7 million in trust preferred securities issued in the second quarter of fiscal 2004 and a decrease of $3.6 million in other liabilities. Partially offsetting the increase in total liabilities were $17.5 million in net repayments of borrowings from the Federal Home Loan Bank of New York.

At March 31, 2004, total stockholders' equity increased $3.6 million, or 8.7%, to $44.6 million compared to $41.1 million at March 31, 2003. The increase in total stockholders' equity was primarily attributable to an increase in retained earnings of $4.2 million for fiscal 2004 partially offset by a decrease of $492,000 in accumulated other comprehensive income and a $200,000 decrease related to repurchases of the Company's stock, partially offset by payments made from treasury stock for stock-based compensation plans.

During the quarter ended March 31, 2004, the Company did not purchase any additional shares of its common stock in open market transactions as part of its stock repurchase program announced on August 6, 2002. Since inception of the stock repurchase program, the Company has purchased 29,100 shares of its common stock in open market transactions at an average price of $13.84 per share. The Company intends to use the repurchased shares to fund its stock-based benefit and compensation plans and for any other purpose the Board of Directors of the Company deems advisable in compliance with applicable law.

ASSET QUALITY

At March 31, 2004, non-performing assets totaled $2.1 million, or 0.60% of total loans receivable, compared to $1.8 million, or 0.61% of total loans receivable, at March 31, 2003. At March 31, 2004, the allowance for loan losses of $4.1 million was substantially unchanged from that of March 31, 2003. At March 31, 2004, the ratio of the allowance for loan losses to non-performing loans was 194.3% compared to 230.7% at March 31, 2003. At March 31, 2004, the ratio of the allowance for loan losses to total loans receivable was 1.16% compared to 1.40% at March 31, 2003.

Carver Bancorp, Inc., the largest African- and Caribbean-American operated financial services institution in the United States, is the holding company for Carver Federal Savings Bank, a federally chartered stock savings bank. The Bank operates six full-service branches in the New York City boroughs of Brooklyn, Queens and Manhattan. For further information, please visit the Company's website at www.carverbank.com.

ANNUAL MEETING DATE ANNOUNCED

The Company will hold its annual meeting of stockholders for fiscal 2004 on September 21, 2004 at a location to be announced.

STATEMENTS CONTAINED IN THIS NEWS RELEASE WHICH ARE NOT HISTORICAL FACTS ARE FORWARD-LOOKING STATEMENTS AS THAT TERM IS DEFINED IN THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WHICH MAY BE IDENTIFIED BY THE USE OF SUCH WORDS AS "BELIEVE," "EXPECT," "ANTICIPATE," "INTEND," "SHOULD," "COULD," "PLANNED," "ESTIMATED," "POTENTIAL" AND SIMILAR TERMS AND PHRASES. SUCH FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CURRENTLY ANTICIPATED DUE TO A NUMBER OF FACTORS. FACTORS WHICH COULD RESULT IN MATERIAL VARIATIONS INCLUDE, BUT ARE NOT LIMITED TO, THE COMPANY'S SUCCESS IN IMPLEMENTING ITS INITIATIVES, INCLUDING EXPANDING ITS PRODUCT LINE, ADDING NEW BRANCHES AND ATM CENTERS, SUCCESSFULLY REBRANDING ITS IMAGE, ACHIEVING GREATER OPERATING EFFICIENCIES AND COMPLETING ITS PLANNED ACQUISITION OF A SAVINGS BANK IN A NEW MARKET AND INTEGRATING ITS OPERATIONS INTO THE

COMPANY'S; CHANGES IN INTEREST RATES WHICH COULD AFFECT NET INTEREST MARGINS AND NET INTEREST INCOME; COMPETITIVE FACTORS WHICH COULD AFFECT NET INTEREST INCOME AND NON-INTEREST INCOME; GENERAL ECONOMIC CONDITIONS WHICH COULD AFFECT THE VOLUME OF LOAN ORIGINATION, DEPOSIT FLOWS, REAL ESTATE VALUES, THE LEVELS OF NON-INTEREST INCOME AND THE AMOUNT OF LOAN LOSSES AS WELL AS OTHER FACTORS DISCUSSED IN DOCUMENTS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION FROM TIME TO TIME. ALL FORWARD-LOOKING STATEMENTS ARE MADE AS OF THE DATE HEREOF AND THE COMPANY AND THE BANK UNDERTAKE NO OBLIGATION TO UPDATE THESE FORWARD-LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES THAT OCCUR AFTER THE DATE ON WHICH SUCH STATEMENTS WERE MADE.

                                      # # #

                             CARVER BANCORP, INC. AND SUBSIDIARIES
                         CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                               (IN THOUSANDS, EXCEPT SHARE DATA)

                                                                                                      MARCH 31,           MARCH 31,
                                                                                                        2004                 2003
                                                                                                        ----                 ----
                                                                                                     (UNAUDITED)
ASSETS
Cash and cash equivalents:
    Cash and due from banks                                                                           $  11,574           $  15,160
    Federal funds sold                                                                                    8,200               5,500
    Interest Earning Deposits                                                                             3,000               2,500
                                                                                                      ---------           ---------
         Total cash and cash equivalents                                                                 22,774              23,160
                                                                                                      ---------           ---------
Securities:
     Available-for-sale, at fair value (including pledged as collateral of
       $82,325 at March 31, 2004, $124,954 at March 31, 2003)                                            96,403             129,055
     Held-to-maturity, at amortized cost (including pledged as collateral of
       $42,189 at March 31, 2004, $35,138 at March 31, 2003)                                             43,474              36,530
                                                                                                      ---------           ---------
          Total securities                                                                              139,877             165,585
                                                                                                      ---------           ---------
Loans receivable:
     Real estate mortgage loans                                                                         350,015             294,710
     Consumer and commercial business loans                                                               6,010               2,186
     Allowance for loan losses                                                                           (4,125)             (4,158)
                                                                                                      ---------           ---------
          Total loans receivable, net                                                                   351,900             292,738
                                                                                                      ---------           ---------
Office properties and equipment, net                                                                     11,826              10,193
Federal Home Loan Bank of New York stock, at cost                                                         4,576               5,440
Accrued interest receivable                                                                               2,489               3,346
Identifiable intangible asset, net                                                                           --                 178
Other assets                                                                                              5,388               9,205
                                                                                                      ---------           ---------
          Total assets                                                                                $ 538,830           $ 509,845
                                                                                                      =========           =========

LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
     Deposits                                                                                         $ 373,665           $ 347,164
     Advances from the Federal Home Loan Bank of New York and other borrowed money                      104,282             108,996
     Other liabilities                                                                                   16,238              12,612
                                                                                                      ---------           ---------
          Total liabilities                                                                             494,185             468,772
                                                                                                      ---------           ---------
Stockholders' equity:
     Preferred stock (par value $0.01 per share; 1,000,000
        shares authorized; 100,000 issued and outstanding)                                                    1                   1
     Common stock (par value $0.01 per share: 5,000,000 shares authorized; 2,316,358 shares issued;
        2,285,267 and 2,296,960 outstanding at March 31, 2004 and March 31, 2003, respectively)              23                  23
     Additional paid-in capital                                                                          23,882              23,781
     Retained earnings                                                                                   20,892              16,712
     Unamortized awards of common stock under  management recognition plan                                  (21)                 (4)
     Treasury stock, at cost (31,091 shares at March 31, 2004 and 19,398 shares at March 31, 2003)         (390)               (190)
     Accumulated other comprehensive income                                                                 258                 750
                                                                                                      ---------           ---------
          Total stockholders' equity                                                                     44,645              41,073
                                                                                                      ---------           ---------
     Total liabilities and stockholders' equity                                                       $ 538,830           $ 509,845
                                                                                                      =========           =========

              CARVER BANCORP, INC. AND SUBSIDIARIES
                CONSOLIDATED STATEMENTS OF INCOME
              (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                           THREE MONTHS ENDED                TWELVE MONTHS ENDED
                                                                                MARCH 31,                         MARCH 31,
                                                                                ---------                         ---------
                                                                               (UNAUDITED)                       (UNAUDITED)
                                                                         2004             2003              2004             2003
                                                                         ----             ----              ----             ----
Interest Income: (1)
   Loans                                                                $ 5,165          $ 5,364          $ 20,117         $ 21,194
   Total securities                                                       1,444            1,703             5,950            5,896
   Federal funds sold                                                        24               34               167              300
                                                                        -------          -------          --------         --------
     Total interest income                                                6,633            7,101            26,234           27,390
                                                                        -------          -------          --------         --------

Interest expense:
   Deposits                                                               1,089            1,316             4,649            5,760
   Advances and other borrowed money                                      1,055              900             4,051            3,224
                                                                        -------          -------          --------         --------
     Total interest expense                                               2,144            2,216             8,700            8,984
                                                                        -------          -------          --------         --------

     Net interest income                                                  4,489            4,885            17,534           18,406

Provision for loan losses                                                     -                -                 -                -
                                                                        -------          -------          --------         --------
     Net interest income after provision for loan losses                  4,489            4,885            17,534           18,406
                                                                        -------          -------          --------         --------

Non-interest income:
   Depository fees and charges                                              472              469             1,925            1,813
   Loan fees and service charges                                            432              272             2,607            1,342
   Gain on sale of securities                                                 -                -                31                -
   Gain on sale of loans                                                     60                -               118                -
   Other                                                                     20                -               597                7
                                                                        -------          -------          --------         --------
      Total non-interest income                                             984              741             5,278            3,162
                                                                        -------          -------          --------         --------

Non-interest expense: (1)
   Employee compensation and benefits                                     1,995            1,969             7,587            6,774
   Net occupancy expense                                                    390              308             1,443            1,261
   Equipment                                                                373              435             1,486            1,610
   Other                                                                  1,078            1,125             4,964            5,059
      Total non-interest expense                                          3,836            3,837            15,480           14,704

      Income before income taxes                                          1,637            1,789             7,332            6,864
Income taxes                                                                547              715             2,493            3,033
                                                                        -------          -------          --------         --------
      Net income                                                        $ 1,090          $ 1,074           $ 4,839          $ 3,831
                                                                        =======          =======          ========         ========

Dividends applicable to preferred stock                                    $ 49             $ 49             $ 197            $ 197

      Net income available to common stockholders                       $ 1,041          $ 1,025           $ 4,642          $ 3,634
                                                                        =======          =======          ========         ========

Earnings per common share:
       Basic                                                             $ 0.46           $ 0.45            $ 2.03           $ 1.59
                                                                        =======          =======          ========         ========
       Diluted                                                           $ 0.42           $ 0.42            $ 1.87           $ 1.52
                                                                        =======          =======          ========         ========

(1) Reclassifications have been made to prior year periods in order to conform with current periods.

                     CARVER BANCORP, INC. AND SUBSIDIARIES
                               SELECTED KEY RATIOS
                                   (UNAUDITED)


                                                                  THREE MONTHS ENDED             TWELVE MONTHS ENDED
KEY OPERATING RATIOS:                                                   MARCH 31,                     MARCH 31,
                                                                        ---------                     ---------
                                                                   2004           2003          2004           2003
                                                                   ----           ----          ----           ----
Return on average assets (1)                                       0.83 %         0.88 %        0.93 %         0.83 %
Return on average equity (2)                                      10.07          10.86         11.40           9.77
Interest rate spread (3)                                           3.48           4.12          3.39           4.16
Net interest margin (4)                                            3.63           4.27          3.56           4.30
Operating expenses to average assets (5)                           2.91           3.13          2.97           3.18
Equity-to-assets (6)                                               8.29           8.06          8.29           8.06
Efficiency ratio (7)                                              70.09          68.20         67.86          68.18
Average interest-earning assets to
  interest-bearing liabilities                                     1.08           1.08          1.09           1.07

ASSET QUALITY RATIOS:                                                   MARCH 31,
                                                                        ---------
                                                                   2004           2003
                                                                   ----           ----
Non performing assets to total assets (8)                          0.39           0.36
Non performing assets to total loans receivable (8)                0.60           0.61
Allowance for loan losses to total loans receivable                1.16           1.40
Allowance for loan losses to non-performing loans (8)             194.3          230.7

(1) Net income divided by average total assets, annualized
(2) Net income divided by average total equity, annualized
(3) Combined weighted average interest rate earned less combined weighted average interest rate cost
(4) Net interest income divided by average interest-earning assets annualized
(5) Non-interest expenses less loss on foreclosed real estate divided by average total assets, annualized
(6) Total equity divided by assets at period end
(7) Operating expenses divided by sum of net interest income plus non-interest income
(8) Non performing assets consist of non-accrual loans, loans accruing 90 days or more past due, & property acquired in settlement of loans